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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A-1, into the following of the Company's previously filed Registration Statements: Form S-8 (File No. 33-25781); Form S-8 (File No. 33-36090); Form S-8 (File No. 33-54813); Form S-8
(File No. 33-54815); Form S-3 (File No. 33-36091); Form S-3 (File No. 33-61895);
Form S-3 (File No. 333-27651); and Form S-4 (File No. 333-48813).


                                          ARTHUR ANDERSEN LLP

Denver, Colorado,
March 27, 1998.